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                                  EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of ATC Environmental Inc. on Amendment No. 3 to Form S-4 of our reports dated May 4, 1995, relating to the financial statements of ATC Environmental Inc. and Aurora Environmental Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Omaha, Nebraska
May 15, 1995